                                                                      EXHIBIT 20

                          MONTHLY REPORT TO NOTEHOLDERS
         FIRST NATIONAL MASTER NOTE TRUST SERIES 2002-1, 2003-1 & 2003-2
                    MONTHLY PERIOD ENDING: DECEMBER 31, 2004

The undersigned, a duly authorized representative of First National Bank of Omaha ("FNBO"), as Servicer pursuant to the Transfer and Servicing Agreement dated as of October 24, 2002 (as amended, the "Transfer and Servicing Agreement") by and between FNBO, as Servicer, First National Funding LLC, as Transferor, and First National Master Note Trust, as Issuer, does hereby certify as follows:

(a) The rights of the Issuer under the Transfer and Servicing Agreement have been assigned to The Bank of New York, as Indenture Trustee, under the Master Indenture dated as of October 24, 2002 and as amended on November 17, 2003 (the "Indenture" ), by and between the Issuer and the Indenture Trustee, and acknowledged by the Transferor and Servicer, as supplemented by the Series 2002-1 Indenture Supplement (dated as of October 24, 2002 and as amended on November 17, 2003), the Series 2003-1 Indenture Supplement (dated as of March 20, 2003 and as amended on November 17, 2003) and the Series 2003-2 Indenture Supplement (dated as of November 17, 2003), each of which is by and between the Issuer and Indenture Trustee, acknowledged by the Transferor and Servicer and respectively referred to herein as the "Indenture Supplement." Capitalized terms used in this Certificate have their respective meanings set forth in the Transfer and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Transfer and Servicing Agreement. This Certificate is delivered pursuant to
Section 3.04 of the Transfer and Servicing Agreement and Articles VIII and IX of the Indenture.

(b) FNBO is the Servicer under the Transferor and Servicing Agreement.

(c) The undersigned is a Servicing Officer.

(d) The date of this Certificate is the Determination Date relating to the January 18, 2005 Distribution Date (the "Distribution Date").

(e) To the knowledge of the undersigned, there are no Liens on any Receivables in the Trust except as described below:

                                      None

(f) To the knowledge of the undersigned, no Series 2002-1, 2003-1 or 2003-2 Pay Out Event and no Trust Pay Out Event has occurred except as described below:

                                      None

(g) As of the date hereof the Available Spread Account Amount equals the Required Spread Account Amount and, if the Reserve Account Funding Date has occurred, the Available Reserve Account Amount equals the Required Reserve Account Amount.


                                                                             2002-1              2003-1              2003-2
A. INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES

   1. Principal Receivables

      (a) Beginning of Monthly Period Principal Receivables             $2,447,667,909.86   $2,470,816,616.00   $2,470,816,616.00
      (b) End of Monthly Period Principal Receivables                   $2,471,794,944.30   $2,447,667,909.86   $2,447,667,909.86
      (c) Average Principal Receivables                                 $2,461,834,317.00   $2,448,255,648.78   $2,448,255,648.78

   2. End of Monthly Period Trust Receivables                           $2,513,846,087.21   $2,491,861,564.27   $2,491,861,564.27

   3. Delinquent Balances

           Delinquency             Aggregate Account        Percentage of
            Category                    Balance           Total Receivables
       ---------------------       -----------------      -----------------
       (a)  30 to 59 days           $ 38,521,338.84              1.53%
       (b)  60 to 89 days           $ 27,221,532.29              1.08%
       (c)  90 to 119 days          $ 23,592,473.68              0.94%
       (d)  120 to 149 days         $ 19,381,760.84              0.77%
       (e)  150 or more days        $ 17,183,342.74              0.68%
                Total:              $125,900,448.39              5.01%

   4. Aggregate amount of Collections
        (a) Total Collections                                           $  331,467,946.57    $  324,354,331.81    $  324,354,331.81
        (b) Total Collections of Principal Receivables                  $  300,964,368.95    $  294,742,475.03    $  294,742,475.03
        (c) Total Collections of Finance Charge Receivables             $   30,503,577.62    $   29,611,856.78    $   29,611,856.78
        (d) Aggregate Allocation Percentages for
            Outstanding Series                                                      82.37%               81.59%               81.59%
        (e) Aggregate Allocation Percentage of Collections
            of Principal Receivables                                                82.37%               81.59%               81.59%
        (f) Aggregate Allocation Percentage of Collections
            of Finance Charge Receivables                                           82.37%               81.59%               81.59%

   5. Aggregate amount of Principal Receivables in Accounts
      which became Defaulted Accounts during the Monthly Period         $   15,975,014.94    $   16,084,608.53    $   16,084,608.53

   6. Calculation of Interchange allocable to the Issuer for the Monthly Period

        (a) Sales net of cash advances during the Monthly Period
            on all FNBO MasterCard and VISA accounts                    $  518,753,626.44    $  444,212,816.60    $  444,212,816.60

        (b) Sales net of cash advances during the Monthly Period
            on Accounts designated to the Receivables Trust             $  303,934,638.97    $  256,043,756.77    $  256,043,756.77

        (c) Total amount of Interchange paid or payable to FNBO
            with respect to the Monthly Period                          $    9,364,570.21    $    8,086,286.04    $    8,086,286.04

        (d) Amount of Interchange allocable to the Receivables
            Trustee with respect to the Monthly Period ([c]
            multiplied by [b/a])                                        $    5,486,645.53    $    4,660,925.98    $    4,660,925.98

        (e) Servicer Interchange amount (1.5% of Collateral Amount
            at end of prior Monthly Period)                             $      508,196.72    $      614,754.10    $      614,754.10

        (f) Adjustment of Noteholder Servicing Fee (excess of (e)
            over (d))                                                   $            0.00    $            0.00    $            0.00

   7. The aggregate amount of Collections of Finance Charge
      Receivables for the Receivables Trust for the Monthly Period

        (a) Interchange                                                 $    5,486,645.53    $    4,660,925.98    $    4,660,925.98
        (b) Recoveries                                                  $    1,291,096.85    $    1,346,387.99    $    1,346,387.99
        (c) Finance Charges and Fees                                    $   30,503,577.62    $   29,611,856.78    $   29,611,856.78
        (d) Discount Receivables                                        $            0.00    $            0.00    $            0.00
                                                                        -----------------    -----------------    -----------------
               Total                                                    $   37,281,320.00    $   35,619,170.75    $   35,619,170.75

   8. Aggregate Uncovered Dilution Amount for the Monthly Period        $            0.00    $            0.00    $            0.00

B. INFORMATION REGARDING SERIES 2002-1, 2003-1 & 2003-2

   1. Collateral Amount at the close of business on the prior
      Distribution Date                                                 $  400,000,000.00    $  500,000,000.00    $  500,000,000.00

        (a) Reductions due to Investor Charge-Offs (including
            Uncovered Dilution Amounts) to be made on the related
            Distribution Date                                           $            0.00    $            0.00    $            0.00

        (b) Reimbursements to be made on the related Distribution
            Date from Available Finance Charge Collections              $            0.00    $            0.00    $            0.00

        (c) Collateral Amount at the close of business on the
            Distribution Date                                           $  400,000,000.00    $  500,000,000.00    $  500,000,000.00

   2. Note Principal Balance at the close of business on the Distribution Date during the Monthly Period

        (a) Class A Note Principal Balance                              $  332,000,000.00    $  415,000,000.00    $  411,250,000.00
        (b) Class B Note Principal Balance                              $   31,000,000.00    $   38,750,000.00    $   40,000,000.00
        (c) Class C Note Principal Balance                              $   37,000,000.00    $   46,250,000.00    $   48,750,000.00
                                                                        -----------------    -----------------    -----------------
                    Total Note Principal Balance                        $  400,000,000.00    $  500,000,000.00    $  500,000,000.00

   3. Allocation Percentages for the Monthly Period
        (a) Principal Collections                                                   16.34%               20.24%               20.24%
        (b) Finance Charge Collections                                              16.34%               20.24%               20.24%
        (c) Default Amounts                                                         16.34%               20.24%               20.24%

   4. Investor Principal Collections processed during the
      Monthly Period and allocated to the Series                        $   49,177,577.89    $   59,655,876.95    $   59,655,876.95

   5. Excess Principal Collections available from other
      Group I Series allocated to the Series                            $            0.00    $            0.00    $            0.00

   6. Aggregate amounts treated as Available Principal
      Collections pursuant to subsections 4.04(a)(v) and
      (vi) of the related Indenture Supplement                          $    2,610,317.44    $    3,255,524.77    $    3,255,524.77

   7. Reallocated Principal Collections (up to the Monthly
      Principal Reallocation Amount) applied pursuant to
      Section 4.06 of the related Indenture Supplement                  $            0.00    $            0.00    $            0.00

   8. AVAILABLE PRINCIPAL COLLECTIONS (4+5+6-7)                         $   51,787,895.33    $   62,911,401.71    $   62,911,401.71

   9. Principal Accumulation Investment Proceeds                        $            0.00    $            0.00    $            0.00

   10. Investor Finance Charge Collections (including Interchange
       and  Recoveries) processed during the Monthly Period             $    6,091,767.69    $    7,209,320.16    $    7,209,320.16

   11. Excess Finance Charge Collections from Group I allocated
       to the Series                                                    $            0.00    $            0.00    $            0.00

   12. Reserve Account withdrawals pursuant to Section 4.10(b)
       or (d) of the related Indenture Supplement                       $            0.00    $            0.00    $            0.00

   13. Excess amounts from Spread Account to be treated as
       Available Finance Charge Collections pursuant to
       Section 4.12(g) of the related Indenture Supplement              $            0.00    $            0.00    $            0.00

   14. AVAILABLE FINANCE CHARGE COLLECTIONS (9+10+11+12+13)             $    6,091,767.69    $    7,209,320.16    $    7,209,320.16

   15. Distributions of principal and interest to Noteholders on the Distribution Date:
        (a) Class A Noteholders                                         $      787,808.33    $      760,833.33    $      757,385.42
        (b) Class B Noteholders                                         $       82,050.97    $       89,125.00    $      102,666.67
        (c) Class C Noteholders                                         $      123,091.81    $      142,604.17    $      150,312.50

   16. Distributions of principal to Noteholders on the
       Distribution Date:
        (a) Class A Noteholders                                         $            0.00    $            0.00    $            0.00
        (b) Class B Noteholders                                         $            0.00    $            0.00    $            0.00
        (c) Class C Noteholders                                         $            0.00    $            0.00    $            0.00

   17. Distributions of interest to Noteholders on the
       Distribution Date:
        (a) Class A Noteholders                                         $      787,808.33    $      760,833.33    $      757,385.42
        (b) Class B Noteholders                                         $       82,050.97    $       89,125.00    $      102,666.67
        (c) Class C Noteholders                                         $      123,091.81    $      142,604.17    $      150,312.50

   18. The aggregate amount of all Principal Receivables in
       Accounts which  became Defaulted Accounts during the
       Monthly Period which were allocated to the Series
       2002-1, 2003-1 and 2003-2
        (a) Default Amount                                              $   15,975,014.94    $   16,084,608.53    $   16,084,608.53
        (b) Allocation Percentage (B.3.(c) above)                                   16.34%               20.24%               20.24%
                                                                        -----------------    -----------------    -----------------
               Total Investor Default Amount (a multiplied by b)        $    2,610,317.44    $    3,255,524.77    $    3,255,524.77

   19. The aggregate amount of Uncovered Dilution Amount
       allocated to the Series for the Monthly Period
        (a) Dilutions not covered by Transferor                         $            0.00    $            0.00    $            0.00
        (b) Series Allocation Percentage (as defined in the
            related Indenture Supplement)                                           16.34%               20.24%               20.24%
        (c) Total Uncovered Dilution Amount                             $            0.00    $            0.00    $            0.00

   20. The aggregate amount of Investor Charge-Offs
       (including any Uncovered Dilution Amount not
       covered by the Transferor) for the Monthly Period                $            0.00    $            0.00    $            0.00

   21. Noteholder Servicing Fee for the Monthly Period
       payable to the Servicer (after adjustment for
       Servicer Interchange shortfall, if any)                          $      677,595.63    $      819,672.13    $      819,672.13

   22. Ratings of the Class A Notes
        Moody's                                                         Aaa                  Aaa                  Aaa
                                                                        -----------------    -----------------    -----------------
        S&P                                                             AAA                  AAA                  AAA
                                                                        -----------------    -----------------    -----------------
        Fitch                                                           AAA                  AAA                  AAA
                                                                        -----------------    -----------------    -----------------

   23. Ratings of the Class B Notes
        Moody's                                                         A2                   A2                   A2
                                                                        -----------------    -----------------    -----------------
        S&P                                                             A                    A                    A
                                                                        -----------------    -----------------    -----------------
        Fitch                                                           A+                   A+                   A+
                                                                        -----------------    -----------------    -----------------

   24. Ratings of the Class C Notes
        Moody's                                                         Baa2                 Baa2                 Baa2
                                                                        -----------------    -----------------    -----------------
        S&P                                                             BBB                  BBB                  BBB
                                                                        -----------------    -----------------    -----------------
        Fitch                                                           BBB                  BBB                  BBB
                                                                        -----------------    -----------------    -----------------

   25. Note Interest Rate for the Monthly Period
        (a) Class A Note Interest Rate                                            2.51250%             2.20000%             2.21000%
        (b) Class B Note Interest Rate                                            2.80250%             2.76000%             3.08000%
        (c) Class C Note Interest Rate                                            3.52250%             3.70000%             3.70000%

C. QUARTERLY NET YIELD

   1. Base Rate for the Monthly Period                                               4.93%                4.42%                4.47%
   2. Portfolio Yield for the Monthly Period                                        10.28%                9.65%                9.65%
   3. Net Yield for the Monthly Period (Portfolio
      Yield MINUS Base Rate)                                                         5.35%                5.23%                5.18%
   4. Quarterly Net Yield for the related Distribution Date                          5.32%                5.22%                5.17%

D. INFORMATION REGARDING THE PRINCIPAL ACCUMULATION ACCOUNT

   1. Opening Principal Accumulation Account Balance on the
      Distribution  Date for the Monthly Period                         $            0.00    $            0.00    $            0.00

   2. Controlled Deposit Amount to be deposited to the
      Principal Accumulation Account on the Distribution Date
      for the Monthly Period                                            $            0.00    $            0.00    $            0.00
        (a) Controlled Accumulation Amount                              $            0.00    $            0.00    $            0.00
        (b) Accumulation Shortfall                                      $            0.00    $            0.00    $            0.00
        (c) Controlled Deposit Amount (a+b)                             $            0.00    $            0.00    $            0.00

   3. Amounts withdrawn from the Principal Accumulation Account for distribution to Noteholders on the related Distribution
      Date
        (a) Distribution in reduction of the Class A Notes              $            0.00    $            0.00    $            0.00
        (b) Distribution in reduction of the Class B Notes              $            0.00    $            0.00    $            0.00
        (c) Distribution in reduction of the Class C Notes              $            0.00    $            0.00    $            0.00

   4. Principal Accumulation Account ending balance after deposit
      or withdrawal on the Distribution Date for the Monthly Period                                               $            0.00
                                                                        -----------------    -----------------    -----------------

E. INFORMATION REGARDING THE SPREAD ACCOUNT

   1. Opening Available Spread Account Amount on the Distribution
      Date for the Monthly Period                                       $    3,000,000.00    $   10,000,000.00    $   10,000,000.00

   2. Aggregate amount required to be withdrawn pursuant to
      Section 4.12(c) of the related Indenture Supplement for
      distribution to Class C Noteholders pursuant to
      Section 4.04(a)(iv) of the related Indenture Supplement           $            0.00    $            0.00    $            0.00

   3. Aggregate amount required to be withdrawn pursuant to
      Section 4.12(d) of the related Indenture Supplement for
      distribution in reduction of the Class C Note Principal Balance   $            0.00    $            0.00    $            0.00

   4. Spread Account Percentage for the Distribution Date for the
      Monthly Period                                                                 0.75%                1.00%                1.00%

   5. Closing Required Spread Account Amount for the Distribution
      Date for the Monthly Period                                       $    3,000,000.00    $    5,000,000.00    $    5,000,000.00

   6. Amount on deposit in Spread Account after required
      withdrawals on the  Distribution Date for the Monthly
      Period (1-(2+3))                                                  $    3,000,000.00    $   10,000,000.00    $   10,000,000.00

   7. Spread Account Deficiency/(Excess), if any (5 MINUS 6)            $            0.00    $   (5,000,000.00)   $   (5,000,000.00)

   8. Amounts deposited pursuant to Section 4.04(a)(vii) or
      4.10(e) of the related Indenture Supplement                       $            0.00    $   (5,000,000.00)   $   (5,000,000.00)

   9. Remaining Spread Account Deficiency/(Excess), if any
      (7 minus 8)                                                       $            0.00    $            0.00    $            0.00

F. INFORMATION REGARDING THE RESERVE ACCOUNT

   1. Reserve Account Funding Date                                           July 1, 2005    December 31, 2004      August 01, 2005

   2. Opening Available Reserve Account Amount on the
      Distribution Date for the Monthly Period                          $            0.00    $            0.00    $            0.00

   3. Aggregate amount required to be withdrawn pursuant to
      Section 4.10(d) of the related Indenture Supplement for
      inclusion in Available Finance Charge Collections:
        (a) Covered Amount                                              $            0.00    $            0.00    $            0.00
        (b) Principal Accumulation Investment Proceeds                  $            0.00    $            0.00    $            0.00
        (c) Reserve Draw Amount (a MINUS b)                             $            0.00    $            0.00    $            0.00

   4. Required Reserve Account Amount                                   $            0.00    $            0.00    $            0.00

   5. Reserve Account Surplus (4-(2-3))                                 $            0.00    $            0.00    $            0.00

G. INFORMATION REGARDING ACCUMULATION PERIOD

   1. Accumulation Period Length (months)                                               2
                                                                        -----------------    -----------------    -----------------

         IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the 12th day of January, 2005.

                                 FIRST NATIONAL BANK OF OMAHA, Servicer

                                 By
                                    -------------------------------------------
                                 Name: Matthew W. Lawver
                                 Title: Sr. Vice President